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                       PLUM CREEK TIMBER COMPANY, INC.
                                     PROXY
    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING
            OF STOCKHOLDERS TO BE HELD ON               , 2001

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting of Stockholders of Plum Creek Timber Company,
Inc. to be held on            , 2001, and hereby appoints Rick R. Holly,
William R. Brown and James A. Kraft, or any one of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Plum Creek Timber Company, Inc. at the Special Meeting, and at any adjournment thereof, for the purpose of acting upon the proposals referred to below, and of acting in their discretion upon such other matters as may properly come before the meeting.

Approval of Agreement and Plan of Merger among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and six wholly owned subsidiaries of Georgia-Pacific Corporation, dated as of July 18, 2000, and the transactions contemplated by the merger agreement

Approval of an amendment to the certificate of incorporation of Plum Creek to eliminate the classification of Plum Creek's board of directors

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE.

THE PERSONS NAMED HEREIN CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR THE INTERNET.

                                  SEE REVERSE

(CHANGE OF ADDRESS)

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/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

PLUM CREEK TIMBER COMPANY, INC.

This proxy is solicited by the board of directors. When properly executed, it will be voted in the manner directed. If no direction is given, this proxy will be voted FOR the proposal to approve the merger agreement and the transactions contemplated by the merger agreement and FOR the proposal to amend the certificate of incorporation of Plum Creek to eliminate the classification of Plum Creek's board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF PLUM CREEK TO ELIMINATE THE
CLASSIFICATION OF THE BOARD OF DIRECTORS

1. Approval of the merger agreement and the transactions contemplated by the merger agreement

FOR  / /     AGAINST  / /     ABSTAIN  / /

2. Approval of an amendment to the certificate of incorporation of Plum Creek to eliminate the classification of the board of directors

FOR  / /     AGAINST  / /     ABSTAIN  / /

3. If any other business should properly come before the special meeting, the persons named in the proxy card will be entitled to vote in their discretion on such matter

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

VOTER CONTROL NUMBER

For this special meeting, you may vote by mail, telephone or the Internet. To be couned, proxies must be received before the meeting or any adjournments. Do not mail this proxy card if you vote by telephone or the Internet.

TO VOTE OVER THE TELEPHONE (ACCESSIBLE 24 HOURS A DAY, 7 DAYS A WEEK):

        - On a touch-tone telephone call                    (             )
        - Non-U.S. shareholders should call

TO VOTE OVER THE INTERNET (ACCESSIBLE 24 HOURS A DAY, 7 DAYS A WEEK):

        - Log on to the Internet and go to the web site http://www.

If you vote your shares over the telephone or electronically, you will be asked to use your voter control number as printed in the box above, just below the perforation.

If you choose to vote your shares over the telephone or electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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SIGNATURE(S)                                            DATE

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DETACH CARD                                                DETACH CARD

   FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL